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                               QUESTAR GAS COMPANY


                              (a Utah corporation)


                           Medium-Term Notes, Series D
               Due From Nine Months to 30 Years From Date of Issue

                             DISTRIBUTION AGREEMENT
                              ___________ ___, 2001

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                                Table of Contents

                                                                                Page
                                                                                ----
SECTION 1. Appointment as Agent ...............................................    2

SECTION 2. Representations and Warranties .....................................    4

SECTION 3. Solicitations as Agent; Purchases as Principal .....................    8

SECTION 4. Covenants of the Company ...........................................    9

SECTION 5. Conditions of Agents' Obligations ..................................   13

SECTION 6. Delivery of and Payment for Notes Sold through the Agents ..........   19

SECTION 7. Additional Covenants of the Company ................................   19

SECTION 8. Indemnification ....................................................   21

SECTION 9. Contribution .......................................................   23

SECTION 10. Payment of Expenses ...............................................   25

SECTION 11. Representations, Warranties and Agreements to Survive Delivery ....   26

SECTION 12. Termination .......................................................   26

SECTION 13. Notices ...........................................................   27

SECTION 14. Governing Law and Time ............................................   28

SECTION 15. Parties ...........................................................   28

SECTION 16. Captions ..........................................................   28


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                               QUESTAR GAS COMPANY

                        Medium-Term Notes, Series D, Due
                 From Nine Months to 30 Years from Date of Issue

                             DISTRIBUTION AGREEMENT



                                                               ________ __, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center, 15th Floor
New York, New York  10080

BANC ONE CAPITAL MARKETS, INC.
One Bank One Plaza
Chicago, Illinois  60670

U.S. BANCORP PIPER JAFFRAY INC.
U.S. Bancorp Tower
111 S.W. Fifth Avenue, Suite 1900
Portland, Oregon 97204

Ladies and Gentlemen:

     Questar Gas Company, a Utah corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc One Capital Markets, Inc. and U.S. Bancorp Piper Jaffray Inc. (each, an "Agent", and together, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series D, due from nine months to 30 years from date of issue, described herein (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of May 1, 1992, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.) and as successor trustee to Citibank, N.A., as trustee (the "Trustee").

     As of the date hereof, the Company has authorized the issuance and sale of up to $100,000,000 aggregate principal amount of Notes directly or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be distributed by the Company or through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the related Agent or the Agents) to one or more Agents as principal for resale to purchasers.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-______________) for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

     SECTION 1. APPOINTMENT AS AGENT.

     (a) APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents, except as otherwise provided in this Section 1(a), as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof if requested by such Agent. The Company agrees that, except as otherwise provided in this
Section 1(a), during the period the Agents are acting as the Company's agents hereunder, the Company will not engage any other party to assist in the placement of the Notes (other than any person or entity which, by executing a counterpart of this Agreement, becomes an Agent hereunder). Notwithstanding the foregoing, the Company reserves the right to (i) appoint additional agents for the purpose of placing Notes in one or more discrete transactions during the term of this Agreement under the terms of an agreement substantially identical to this Agreement (provided that the commission to be paid to such additional agents in connection with the sale of any Note shall be the applicable commission determined pursuant to Section 3(a) hereof), and (ii) sell Notes to one or more underwriters in one or more underwritten transactions so long as such underwriter or underwriters shall execute an agreement substantially identical to this Agreement relating to such underwritten transaction or transactions, provided that in each such case no such agreement will appoint any such agent or underwriter as an agent under this Agreement except as relates to the related transaction or

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transactions. The Company shall give prompt written notice to the Agents of the occurrence of any event described in clause (i) or (ii) above. As used herein, the term "Agent", in addition to Merrill Lynch, Banc One Capital Markets, Inc. and U.S. Bancorp Piper Jaffray Inc. refers to each person or entity which, at any particular time, is an agent or underwriter, as the case may be, for the Company hereunder as evidenced by its execution of a counterpart of this Agreement.

     (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit offers to purchase such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of offers to purchase Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company shall have the sole right to accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement contained herein.

     (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting offers to purchase the Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by the Agents as principal, pursuant to a Terms Agreement or otherwise), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof if requested by such Agent.

     (d) RELIANCE. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

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     SECTION 2. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission promulgated under the 1939 Act. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Agents expressly for use in the Registration Statement or Prospectus.

          The prospectus and any pricing supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the times the Registration Statement became effective and at the time the Prospectus was issued did not and will not contain an untrue statement of a material fact or omit to state a material

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     fact required to be stated therein or necessary to make the statements therein, not misleading.

          (iii) ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus are, to the best knowledge of the Company, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for the regular dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (vii) SUBSIDIARIES. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its

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     properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) CAPITAL STOCK. The shares of issued and outstanding common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) AUTHORIZATION AND VALIDITY OF THE INDENTURE AND THE NOTES. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equitable principles, and will be entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and the Indenture has been duly qualified under the 1939 Act and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equitable principles; and the Notes and the Indenture conform to the respective descriptions thereof in the Prospectus.

          (xi) NO DEFAULTS; REGULATORY APPROVALS. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which violations or defaults in the aggregate would have a Material Adverse Effect; and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any

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     lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, except as expressly contemplated in the Indenture or except as would not have a Material Adverse Effect, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, except as would not have a Material Adverse Effect, any applicable law, administrative regulation or administrative or court decree.

          (xii) LEGAL PROCEEDINGS; CONTRACTS. There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which would reasonably be expected to result in a Material Adverse Effect, all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or which any of their respective property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, considered in the aggregate, would not reasonably be expected to cause a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xiii) NO GOVERNMENTAL AUTHORIZATION. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws and except as have been obtained.

          (xiv) POSSESSION OF PERMITS. The Company and its subsidiaries possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as are necessary to conduct the business now operated by them, except those the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification thereof which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

          (xv) INVESTMENT COMPANY ACT. Neither the Company nor any of its subsidiaries is regulated or required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xvi) RATINGS. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated A1 by Moody's Investors Service, Inc. and A+ by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

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     (b)  ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to one or more Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

     SECTION 3. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

     (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, when acting as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. In connection with the solicitation of offers to purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and documents incorporated by reference in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto; PROVIDED, HOWEVER, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.

     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

     (b) PURCHASES AS PRINCIPAL. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with

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respect to such information (as applicable) as is specified in Exhibit A hereto.
An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with the Agents in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased by the Agents. Such Terms Agreement shall also specify whether or not any officer's certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

     (c) ADMINISTRATIVE PROCEDURES. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement between the Company and the Agents or, with respect to the sale of the Notes to one or more Agents as principal, unless modified by the applicable Terms Agreement. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

     (d) DELIVERY OF CLOSING DOCUMENTS. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 on the date hereof, or at such other time or place as the Agents and the Company may agree.

     SECTION 4. COVENANTS OF THE COMPANY.

     The Company covenants with each Agent as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 4(b), will comply with the requirements of Rule 434, and will notify the Agents immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission concerning the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible

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negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates, maturity or price of Notes or relating solely to an offering of debt securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the times it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Agents with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or counsel for the Agents shall reasonably object. Such consent does not constitute a waiver of any of the conditions set out in Section 5.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Agents, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Agents. The copies of the Registration Statement and each amendment thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company will furnish to each Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) PREPARATION OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

     (f) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements purchasing prior to the date on which such financial information is released to the general public.

     (g) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, by the filing of documents pursuant to the 1934 Act in the ordinary course, the 1933 Act or otherwise cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year included in such release (but not any narrative information included in each such release), as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, cause the Registration Statement and the Prospectus to be amended, by the filing of documents pursuant to the 1934 Act in the ordinary course, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (i) EARNINGS STATEMENTS. The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement. Nothing in this Section 4(h) shall require the Company to make such earnings statement available more frequently than once in any period of twelve months.

     (j) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (k) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (l) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of or otherwise dispose of, or announce the offering of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper or borrowings from commercial banks or affiliates of the Company in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

     (m) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Section 7 hereof during any period from the time (i) the Agents shall have been notified by the Company to suspend solicitation of offers to purchase the Notes in their capacity as agents and (ii) the earlier of the date on which no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement and the date which is 30 days (nine months with respect to subsection (e) of this Section) from the date on which the Agents shall have received written notice from the Company to suspend solicitation of purchases of the Notes, to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any Agent.

     SECTION 5. CONDITIONS OF AGENTS' OBLIGATIONS.

     The obligations of the several Agents hereunder to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes as principals pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and as of the date hereof no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (1) OPINION OF CONNIE C. HOLBROOK. On the date hereof, the Agents shall have received the favorable opinion, in form and substance reasonably satisfactory to the Agents, dated as of the date hereof, of Connie C. Holbrook, counsel for the Company, who may rely as to all matters governed by Federal and New York law upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP referred to below, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Utah.

               (ii) The Company has corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

               (iii) The offering, sale and issuance of the Notes has been duly authorized by the requisite corporate action on the part of the Company and, the Notes, when executed and authenticated by the Trustee in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in expressing the opinion set forth in this paragraph (iii), such counsel may assume that the Trustee's certificate of authentication of the Notes will be manually signed by one of the Trustee's authorized officers and that the Notes, when issued, will conform to the forms of the Notes examined by such counsel, which facts need not be verified by an inspection of the individual Notes.

               (iv) The execution, delivery and performance of the Indenture and of this Agreement and any applicable Terms Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof and thereof will not (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under (1) any order known to such counsel of any governmental agency having jurisdiction over the Company or any of its properties or any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, which would cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company or affect the validity of the Notes or the legal authority of the Company to comply with the terms of the Notes, the Indenture, this Agreement or any applicable Terms Agreement or (2) the charter or by-laws of the Company or (b) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such liens, charges or encumbrances that would not have a Material Adverse Effect); and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and any applicable Terms Agreement.

               (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (vi) This Agreement and any applicable Terms Agreement have each been duly authorized, executed and delivered by the Company.

               (vii) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the transactions contemplated by this Agreement and any applicable Terms Agreement, except such as may be required under the 1933 Act, the 1939 Act, state securities or Blue Sky laws, and except as have been obtained.

               (viii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (2) OPINION OF COMPANY COUNSEL. On the date hereof, the Agents shall have received the favorable opinion, dated as of the date hereof, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agents, to the effect that:

               (i) The Notes, when approved for issuance, executed and authenticated in accordance with the terms of the Indenture and paid for by the purchasers thereof, will be valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in expressing the opinion set forth in this paragraph (i), such counsel may assume that the Trustee's certificates of authentication of the Notes will be manually signed by one of the Trustee's authorized officers and that the Notes, when issued, will conform to the forms thereof, examined by such counsel, which facts need not be verified by an inspection of the individual Notes.

               (ii) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus; in this connection such counsel may note that the interest rate, maturity, redemption and other terms for each issuance of the Notes are to be established as provided for in the Indenture and described in a pricing supplement, as contemplated by the Prospectus.

               (iii) The Indenture has been duly executed and delivered by the Company (to the extent such execution and delivery are matters governed by the laws of the State of New York) and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity

          (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (iv) This Agreement and any applicable Terms Agreement have each been duly executed and delivered by the Company (to the extent such execution and delivery are matters governed by the laws of the State of New York).

               (v) The Registration Statement and the Prospectus, as of their respective effective or issue dates (but excluding the Form T-1 and the financial statements and the related notes, schedules and other financial data included or incorporated by reference in or excluded from the Registration Statement or the exhibits thereto, as to which such counsel need express no opinion), appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, as applicable, except that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus except to the extent set forth in paragraph (viii) below.

               (vi) Such counsel does not know of any legal or governmental proceedings required to be disclosed in the Registration Statement or the Prospectus pursuant to Regulation S-K of the 1933 Act Regulations which are not disclosed as required, nor of any contracts or documents required to be filed as exhibits to the Registration Statement which are not filed as required.

               (vii) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement and any applicable Terms Agreement, except such as may be required by the 1933 Act, the 1939 Act, state securities or Blue Sky laws, and other than any that has been obtained.

               (viii) The statements set forth in the Prospectus under the caption "Description of the Medium-Term Notes", insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

          (3) OPINION OF COUNSEL TO THE AGENTS. The opinion of Sidley Austin Brown & Wood LLP, counsel to the Agents, who may rely as to all matters governed by Utah law upon the opinion of Connie C. Holbrook, referred to above, covering the matters referred to in subparagraph (1) under the subheading (i) and subparagraph (2) under the subheadings (i) through (v), inclusive, above.

          (4) In giving their opinions as of the date hereof required by subsection (a)(2) and (a)(3) of this Section, Skadden, Arps, Slate, Meagher & Flom LLP and Sidley Austin Brown & Wood LLP shall each additionally state the time and date on which Registration Statement was declared effective under the 1933 Act, or if such counsel have not received an effectiveness order from the Commission, that such counsel have been advised by the Commission of the time and date on which the Registration Statement was declared effective and the Indenture was qualified under the Trust Indenture Act and, to the best of such counsel's knowledge, that no stop order suspending the Registration Statement's effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. In addition, each such counsel (other than Connie C. Holbrook) shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, and the Agents, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they express no opinion or belief with respect to the Form T-1 or to the financial statements and the related notes, schedules and other financial data included in or excluded from the Registration Statement or the exhibits thereto or incorporated by reference in such Registration Statement or Prospectus.

     (b) OFFICER'S CERTIFICATE. At the date hereof the Agents shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

     (c) COMFORT LETTER. On the date hereof, the Agents shall have received a letter from Ernst & Young LLP, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and no information concerning their relationship with or interest in the Company is required by Item 10 of the Registration Statement.

          (ii) It is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and covered by their opinions incorporated therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

          (iii) They have read any unaudited financial statements included in the Registration Statement and Prospectus.

          (iv) On the basis of the reading referred to in clause (iii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that: (A) the unaudited financial statements, if any, included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the regulations promulgated under the 1934 Act or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein; (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any decrease in the net current assets or net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus; or (C) for the twelve-month period ending on the closing date of the latest available income statement read by such accountants, or from such latest available income statement read by such accountants to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in total revenues, operating income or income (in each case, from continuing operations), or (with respect only to quarterly accounting periods) in the ratio of earnings to fixed charges; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur.

          (v) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

     (d) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent party thereto, any applicable Terms Agreement) may be terminated by any of the Agents (as to itself only) by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

     SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS.

     Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company's account.

     SECTION 7. ADDITIONAL COVENANTS OF THE COMPANY.

     The Company covenants and agrees with the Agents that:

     (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to one or more of the Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b)  SUBSEQUENT DELIVERY OF CERTIFICATES. Subject to the provisions of
Section 4(l) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents as soon as practicable a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents and to counsel to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c)  SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Subject to the provisions of
Section 4(l) hereof and unless the Agents shall otherwise specify, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus, or, if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished as soon as practicable to the Agents and to counsel to the Agents a written opinion of each of Connie C. Holbrook, counsel for the Company and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, or other counsel satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents and to counsel to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1), 5(a)(2) and 5(a)(5) hereof, but modified, as necessary, to relate to the Registration Statement and the

Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d)  SUBSEQUENT DELIVERY OF COMFORT LETTERS. Subject to the provisions of
Section 4(l) hereof and unless the Agents shall otherwise specify, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or, (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause Ernst & Young LLP or other independent certified public accountants reasonably satisfactory to the Agents, as soon as practicable to furnish the Agents a letter, dated the date of the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

     SECTION 8. INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by each Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or special counsel to the Company by or on behalf of any Agent expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omitted from a preliminary prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or any amendment or supplement thereto) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 424 Information, if applicable, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, liability, claim, damage, expense or action as such expenses are incurred.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than the reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties hereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 hereof is for any reason (except as provided therein) unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Agents on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Agents, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Notes as set forth on such cover.

     The relative fault of the Company on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, no Agents shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agents has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents' respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 10. PAYMENT OF EXPENSES.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The printing and filing of the Registration Statement as originally filed and each amendment thereto and the Prospectus and any amendments or supplements thereto;

     (b)  The preparation, filing and reproduction of this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

     (g) The printing and delivery to the Agents of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

     (i)  Any fees charged by rating agencies for the rating of the Notes;

     (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

     (k) Any advertising and other out-of-pocket expenses of the Agent incurred with the prior written approval of the Company;

     (l) The cost of providing any CUSIP or other identification numbers for the Notes; and

     (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

     SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person of, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

     SECTION 12. TERMINATION.

     (a) TERMINATION OF THIS AGREEMENT. The Agents may terminate this Agreement (excluding any Terms Agreement) by notice to the Company at any time at or prior to the Settlement Date relating thereto; PROVIDED, HOWEVER, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company's notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

     (b) TERMINATION OF A TERMS AGREEMENT. The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement, impracticable to market the Notes subject to such Terms Agreement or enforce contracts for the sale of such Notes, or (iii) if trading in the Notes has been suspended or materially limited by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system has or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium shall have been declared by either Federal, New York or Utah authorities or (iv) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities (including the Notes) of the Company, or (v) if there shall have come to the Agent's or

Agents' attention any facts that would cause such Agent or Agents to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

     (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

     SECTION 13. NOTICES.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Questar Gas Company
          180 East 100 South Street
          P.O. Box 45360
          Salt Lake City, Utah 84145-0360
          Attention: Vice President, Treasurer and
          Chief Financial Officer
          Telecopy: (801) 324-5483

     If to Merrill Lynch:

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
          4 World Financial Center, 15th Floor
          New York, New York 10080
          Attention: MTN Product Management,
          Telecopy: (212) 449-2234

     If to Banc One Capital Markets, Inc.:

          Banc One Capital Markets, Inc.
          One Banc One Plaza
          Suite IL 1-0595, 8th Floor
          Chicago, Illinois 60670
          Attention: Investment Grade Securities
          Telecopy: (312) 732-4773

     If to U.S. Bancorp Piper Jaffray Inc.:

          U.S. Bancorp Piper Jaffray Inc.
          U.S. Bancorp Tower
          111 S.W. Fifth Avenue, Suite 1900
          Portland, Oregon 97204
          Attention: Michael Malmquist
          Telecopy: (503) 275-3490

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     SECTION 16. CAPTIONS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                        Very truly yours,

                                        QUESTAR GAS COMPANY


                                        By:
                                           -------------------------------------
                                           Name:  Stephen E. Parks
                                           Title: Vice President, Treasurer and
                                           Chief Financial Officer

     This Agreement has been agreed to, accepted and executed as of the date first written above.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   -------------------------------------
   Name:
   Title:


BANC ONE CAPITAL MARKETS, INC.

By:
   -------------------------------------
   Name:
   Title:


U.S. BANCORP PIPER JAFFRAY INC.

By:
   -------------------------------------
   Name:
   Title:

                                    EXHIBIT A

Questar Gas Company
180 East 100 South Street
Salt Lake City, Utah  84145

     Re: Distribution Agreement by and among Questar Gas Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc. and U.S. Bancorp Piper Jaffray Inc. dated ______ __, 2001

     [The undersigned agrees to purchase the following principal amount of the Medium-Term Notes, Series D, referred to in the above-mentioned Agreement:
$100,000,000]

     [The undersigned agrees to purchase the aggregate principal amount of Medium-Term Notes, Series D, referred to in the above-mentioned Agreement set forth below:]

     [Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated .............................  $________________]
     [Banc One Capital Markets, Inc.........................  $________________]
     [U.S. Bancorp Piper Jaffray Inc........................  $________________]

     The terms of such Medium-Term Notes, Series D, shall be as set forth below.

     Interest Rate:

          If Fixed Rate Note:
               Interest Rate:
               Interest Payment Dates (if other than April 1 and October 1):
               Regular Record Dates (if other than March 15 and September 15):

          If Floating Rate Note:
               Base Rate or Rates:
               Initial Interest Rate:
               Initial Interest Reset Date:
               Spread, if any:
               Spread Multiplier, if any:
               Interest Reset Date(s):
               Interest Payment Date(s):
               Index Maturity:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Interest Payment Period:
               Interest Reset Period:

               Calculation Agent (if other than Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.):

          If Redeemable:
               Redemption Commencement Date:
               Redemption Percentage:
               Annual Redemption Percentage:

          If Repayable:
               Optional Repayment Date(s):

     Principal Amount:  $_____
     Stated Maturity:
     Trade Date:
     Issue Price: ___%
     Agent's Discount or Commission:
     Original Issue Date:
     Settlement Date and Time:
     Additional Terms:

     The Certificate referred to in Section 7(b), the opinions of counsel referred to in Section 7(c) and the accountants' letter referred to in Section 7(d) of the above-mentioned Agreement will [not] be required, and the stand-off agreement set forth in Section 4(k) of the above-mentioned Agreement will [not] be applicable.

     This Agreement and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     If the foregoing is in accordance with our agreement, please indicate your acceptance hereof in the space provided for that purpose below.


                                        MERRILL LYNCH & CO.
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                        By:
                                           -------------------------------------
                                                    Authorized Signatory



                                        BANC ONE CAPITAL MARKETS, INC.


                                        By:
                                           -------------------------------------
                                                    Authorized Signatory


                                        U.S. BANCORP PIPER JAFFRAY INC.


                                        By:
                                           -------------------------------------
                                                    Authorized Signatory


CONFIRMED AND ACCEPTED,
as of the date first above written.

QUESTAR GAS COMPANY


By:
   ---------------------------------
   Name:
   Title:

                                   SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                  PERCENT OF
MATURITY RANGES                                 PRINCIPAL AMOUNT
---------------                                 ----------------
                                                       %
From 9 months to less than 1 year ...........          .125
From 1 year to less than 18 months ..........          .150
From 18 months to less than 2 years .........          .200
From 2 years to less than 3 years ...........          .250
From 3 years to less than 4 years ...........          .350
From 4 years to less than 5 years ...........          .450
From 5 years to less than 6 years ...........          .500
From 6 years to less than 7 years ...........          .550
From 7 years to less than 10 years ..........          .600
From 10 years to less than 15 years .........          .625
From 15 years to less than 20 years .........          .700
From 20 years to 30 years ...................          .750


                                                                       EXHIBIT B

                               QUESTAR GAS COMPANY

                            ADMINISTRATIVE PROCEDURES

                           Medium-Term Notes, Series D

                         (Dated as of ______ ___, 2001)

     Medium-Term Notes, Series D (the "Notes") are to be offered on a continuing basis by Questar Gas Company (the "Company") through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., U.S. Bancorp Piper Jaffray Inc. who, as agents (each an "Agent", and collectively, the "Agents"), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

     The Notes are being sold pursuant to a Distribution Agreement by and among the Company and the Agents, dated ________ __, 2001 (the "Distribution Agreement"). Additionally, the Company has reserved the right to sell Notes on its own behalf directly to purchasers. The Notes will be issued as a series of securities under the Indenture (the "Indenture"), dated as of May 1, 1992, between the Company and Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, N.A.), successor trustee to Citibank, N.A. (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

     Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued (a) fully registered in book-entry form (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in registered definitive form (each, a "Definitive Note") delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in definitive form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

     General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in definitive form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                  PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/
  Authentication:             Each Note will be dated as of the date of its
                              authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                   Each Note will mature on a date no less than nine
                              months and no more than 30 years from its Original
                              Issue Date (the "Stated Maturity Date") selected by the investor or other purchaser and agreed to by the Company.

Registration:                 Unless otherwise provided in the applicable
                              Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:                Unless otherwise provided in the applicable
                              Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to Floating
  Rate Notes:                 Unless otherwise provided in the applicable
                              Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the
                              Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable
                              Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or
                              Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:         The Notes may be subject to redemption, in whole
                              or in part, prior to their stated maturity by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

                              The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of Interest:      In case of Fixed Rate Notes, interest (including
                              payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve
                              30-day months.

                              The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                              Unless otherwise provided in the applicable
                              Pricing Supplement, accrued interest on each Floating Rate Note will be calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the later of the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the Commercial Paper Rate, the Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest of the applicable Interest Rate Bases applied.

Interest:                     GENERAL. Each Note will bear interest in
                              accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent
                              Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated
                              Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity
                              Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                              If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, the immediately preceding Business Day, with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions at the Place of Payment (as defined below) are authorized or obligated by law or executive order to close, and with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "Place of Payment" means the place or places where the principal of (and premium, if any) and interest on, or any Additional Amounts with respect to, the Notes are payable. "London Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                              REGULAR RECORD DATES. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Fixed Rate Note will be the March 15 and September 15 (whether or not a Business Day) preceding the applicable Interest Payment Date and, for a Floating Rate Note, shall be shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                              INTEREST PAYMENT DATES. Interest payments will be made on each Interest Payment Date commencing with the first Interest

                              Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                              Unless otherwise provided in the applicable
                              Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on April 1st and October 1st of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and Rejection of
  Offers from Solicitation:   If agreed upon by any Agent and the Company, then
                              such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the Distribution Agreement. Each
                              Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing
  Supplement:                 If any offer to purchase a Note is accepted by the
                              Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the "Act").
                              Information to be included in the Pricing
                              Supplement shall include:

                              1.   the name of the Company;

                              2.   the title of the Notes;

                              3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                              4. the name of the Offering Agent (as defined below);

                              5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                              6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                              7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                              8.   the Offering Agent's discount or commission;

                              9.   net proceeds to the Company;

                              10. the Principal Amount, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Redemption Commencement Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage, if any, Optional Repayment Date(s), if any, Default Rate, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Rate Basis or Bases, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent (if other than the Trustee); and

                              11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                              The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent
                              which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch & Co., to:
                              Merrill Lynch Production Technologies, 44B
                              Colonial Drive, Piscataway, New Jersey 08854,
                              Attention: Prospectus Operations/Nachman
                              Kimerling, (732) 885-2768, telecopier: (732)
                              885-2774/5/6, email: mtnsuppl@na2.us.ml.com; if to Banc One Capital Markets, Inc., to: Banc One Capital Markets, Inc., One Banc Plaza, Chicago, IL 60670, Attention: Investment Grade Securities, telecopier: (312) 275-3490; if to U.S. Bancorp Piper Jaffray Inc., to: U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Tower, 111 S.W. Fifth Avenue, Suite 1900, Portland, OR 97204, Attention: Michael Malmquist, telecopier: (503) 275-3490; and if to the Trustee, to: Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, N.A.), Attention: Corporate Trust Department, 79 South Main Street, Salt Lake City, Utah 84111, telecopier: (801) 246-5053.

                              For record keeping purposes, one copy of such Pricing Supplement shall also be mailed or telecopied to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 15th Floor, New York, New York, 10080, Attention: MTN Product Management, (212) 449-7476, telecopier:
                              (212) 449-2234, with a copy to Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, Attention: Paul C. Pringle, Esq.

                              In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent.

Settlement:                   The receipt of immediately available funds by the
                              Company in payment for a Note and the
                              authentication and delivery of such Note shall, with respect to such Note, constitute
                              "settlement". Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement
                              Date"). If procedures A and B of the applicable
                              Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                              Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                              The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
  Rates or Other:             When a decision has been reached to change the
                              interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded.
                              Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement
                              Procedures".

Suspension of Solicitation;
  Amendment or Supplement:    The Company may instruct the Agents to suspend
                              solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed.
                              If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Merrill Lynch & Co., 4 World Financial
                              Center, 15th Floor, New York, New York 10080,
                              Attention: MTN Product Management, (212) 449-7476, telecopier: (212) 449-2234; if to Banc One Capital
                              Markets, Inc., to: Banc One Capital Markets, Inc.,
                              1 Bank One Plaza, Chicago, IL 60670, Attention:
                              Investment Grade Securities, telecopier: (312)
                              732-4773; if to U.S. Bancorp Piper Jaffray Inc., to: U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp
                              Tower, 111

                              S.W. Fifth Avenue, Suite 1900, Portland, Oregon 97204, Attention: Michael Malmquist, telecopier
                              (503) 275-3490; and if to the Trustee, to: Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, N.A.),
                              Attention: Corporate Trust Department, 79 South Main Street, Salt Lake City, Utah 84111, telecopier: (801) 246-5053. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104,
                              Attention: Paul C. Pringle, Esq., (415) 772-1200, telecopier: (415) 397-4621.

                              In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and
  applicable Pricing
  Supplement:                 A copy of the most recent Prospectus and the
                              applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of Signatures:   The Agents will have no obligation or liability to
                              the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by
  Reference:                  The Company shall supply the Agents with an
                              adequate supply of all documents incorporated by reference in the Registration Statement and the Prospectus.

Taxes: Under the Indenture, Notes may be issued at a discount from the stated principal amount thereof or with such terms (such as contingent interest, interest holidays, irregular accrual periods, interest payable in additional Notes, stepped rates, rates based on multiple or non-conventional interest indices or Notes on which payments are tied to the value of a single stock, a basket of stocks, a commodity or a stock or commodities index) so as to cause the Notes to be subject to the original issue discount rules of federal, state, local or foreign tax laws. In the event Notes are issued at such discount or with such terms so as to cause original issue discount rules to apply, the terms of such Notes and additional disclosure regarding the federal income tax treatment of such Notes as well as certain other considerations will be provided in the applicable Pricing Supplement relating thereto.

                 PART II: PROCEDURES FOR NOTES ISSUED
                          IN BOOK-ENTRY FORM

     In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated _________ ___, 2001, and the Medium-Term Note Certificate Agreement, dated ____________, between the Trustee and DTC, as amended on ____________, and as such agreement may be further amended from time to time (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     All Fixed Rate Notes issued in book-entry form
                              having the same Original Issue Date, Specified
                              Currency, Interest Rate, Default Rate, Interest
                              Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Specified
                              Currency, Interest Category, formula for the calculation of interest (including the Interest
                              Rate Basis or Bases, which may be the Commercial
                              Paper Rate, the Federal Funds Rate, LIBOR, the
                              Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or
                              Spread Multiplier, if any), Initial Interest Rate,
                              Default Rate (if applicable), Index Maturity (if applicable), Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the
                              "Floating Rate Terms") will be represented initially by a single Global Note.

                              For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                              Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:               The Company has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Corporation (the
                              "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                              Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:                 Unless otherwise specified by DTC, each Global
                              Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (I.E., an owner of a beneficial interest in a Global
                              Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of beneficial ownership interests in a
                              Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                    The Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                              Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate
                              Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants
                              (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP
                              Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Denominations:                Unless otherwise provided in the applicable
                              Pricing Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $500,000,000 aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $500,000,000 aggregate principal amount and would, but for the preceding sentence, be represented by a single
                              Global Note, then one Global Note will be issued to represent each $500,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal and
  Interest:                   PAYMENTS OF INTEREST ONLY. Promptly after each
                              Regular Record

                              Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                              NOTICE OF INTEREST RATES. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                              PAYMENTS AT MATURITY. On or about the first
                              Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                              MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 12:00 noon, New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                              WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement Procedures:        Settlement Procedures with regard to each Note in
                              book-entry
                              form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                              A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

                                   1.   Principal Amount, Authorized
                                        Denomination, and Specified Currency.

                                   2.   Exchange Rate Agent, if any.

                                   3.   (a)  Fixed Rate Notes:

                                             (i)   Interest Rate.

                                             (ii)  Interest Payment Dates.

                                             (iii) Whether such Note is being
                                                   issued with Original Issue
                                                   Discount and, if so, the
                                                   terms thereof.

                                        (b)  Floating Rate Notes:

                                             (i)    Interest Category.

                                             (ii)   Interest Rate Basis or
                                                    Bases.

                                             (iii)  Initial Interest Rate.

                                             (iv)   Spread and/or Spread
                                                    Multiplier, if any.

                                             (v)    Initial Interest Reset Date
                                                    or Interest Reset Dates.

                                             (vi)   Interest Payment Dates.

                                             (vii)  Index Maturity, if any.

                                             (viii) Maximum and/or Minimum
                                                    Interest Rates, if any.

                                             (ix)   Calculation Agent (if other
                                                    than the Trustee).

                                   4.   Price to public, if any, of such Note
                                        (or whether such Note is being offered
                                        at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                                   5.   Trade Date.

                                   6.   Settlement Date (Original Issue Date).

                                   7.   Stated Maturity Date.

                                   8.   Redemption provisions, if any.

                                   9.   Repayment provisions, if any.

                                   10.  Default Rate, if any.

                                   11.  Net proceeds to the Company.

                                   12.  The Offering Agent's discount or
                                        commission.

                                   13.  Whether such Note is being sold to the
                                        Offering Agent as principal or to an
                                        investor or other purchaser through the
                                        Offering Agent acting as agent for the
                                        Company.

                                   14.  Such other information specified with
                                        respect to such Note (whether by
                                        Addendum or otherwise).

                              B. The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                              C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                                   1.   The information set forth in the
                                        Settlement Procedure A.

                                   2.   Identification numbers of the
                                        participant accounts maintained by DTC
                                        on behalf of the Trustee and the
                                        Offering Agent.

                                   3.   Identification of the Global Note as a
                                        Fixed Rate Global Note or Floating Rate
                                        Global Note.

                                   4.   Initial Interest Payment Date for such
                                        Note, number of days by which such date
                                        succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                                   5.   CUSIP number of the Global Note
                                        representing such Note.

                                   6.   Whether such Global Note represents any
                                        other Notes issued or to be issued in
                                        book-entry form.

                                   DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                              D. The Trustee will complete and authenticate the Global Note representing such Note.

                              E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                              F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                              G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                              H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                              I.   Upon receipt, the Trustee will pay the
                                   Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                              J. The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                              K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
  Timetable:                  For offers to purchase Notes accepted by the
                              Company, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                              SETTLEMENT
                              PROCEDURE                   TIME
                              ----------                  ----
                                  A        11:00 a.m. on the trade date or
                                           within one hour following the trade

                                  B        12:00 noon on the trade date or
                                           within one hour following the trade

                                  C        No later than the close of business
                                           on the trade date

                                  D        11:00 a.m. on Settlement Date

                                  E        10:00 a.m. on Settlement Date

                                 F-G       No later than 2:00 p.m. on
                                           Settlement Date

                                  H        4:00 p.m. on Settlement Date

                                 I-K       5:00 p.m. on Settlement Date

                              Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                              If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:            If the Trustee fails to enter an SDFS deliver
                              order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's
                              Participant Terminal System, as soon as
                              practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited.
                              If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled
                              Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two
                              Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                              In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

             PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:                Unless otherwise provided in the applicable
                              Pricing Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal,
  Premium, if any, and
  Interest:                   Upon presentment and delivery of the Certificated
                              Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register;
                              PROVIDED, HOWEVER, that Holders of $10,000,000 or more in aggregate principal amount of Certificated
                              Notes having the same Interest Payment Date shall be entitled to receive upon written request received by the Trustee prior to the Regular
                              Record Date in respect of an interest payment, or the date which is 15 days before the Stated
                              Maturity or date of redemption or repayment of the principal of the Notes, as the case may be, such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                              The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                              Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:        Settlement Procedures with regard to each
                              Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                              A. The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated
                                   Note:

                                   1.   Exact name in which the Certificated
                                        Note(s) is to be registered (the
                                        "Registered Owner").

                                   2.   Exact address or addresses of the
                                        Registered Owner for delivery, notices
                                        and payments of principal, premium, if
                                        any, and interest.

                                   3.   Taxpayer identification number of the
                                        Registered Owner.

                                   4.   Principal amount, Authorized
                                        Denomination and Specified Currency.

                                   5.   Exchange Rate Agent, if any.

                                   6.   (a)  Fixed Rate Notes:

                                             (i)   Interest Rate.

                                             (ii)  Interest Payment Dates.

                                             (iii) Whether such Note is being
                                                   issued with Original Issue
                                                   Discount and, if so, the
                                                   terms thereof.

                                        (b)  Floating Rate Notes:

                                             (i)   Interest Category.

                                             (ii)  Interest Rate Basis or Bases.

                                             (iii) Initial Interest Rate.

                                             (iv)   Spread and/or Spread
                                                    Multiplier, if any.

                                             (v)    Initial Interest Reset Date
                                                    and Interest Reset Dates.

                                             (vi)   Interest Payment Dates.

                                             (vii)  Index Maturity, if any.

                                             (viii) Maximum and/or Minimum
                                                    Interest Rates, if any.

                                             (ix)   Calculation Agent (if other
                                                    than the Trustee).

                                   7.   Price to public of such Certificated
                                        Note (or whether such Note is being
                                        offered at varying prices relating to
                                        prevailing market prices at time of
                                        resale as determined by the Offering
                                        Agent).

                                   8.   Trade Date.

                                   9.   Settlement Date (Original Issue Date).

                                   10.  Stated Maturity Date.

                                   11.  Redemption provisions, if any.

                                   12.  Repayment provisions, if any.

                                   13.  Default Rate, if any.

                                   14.  Net proceeds to the Company.

                                   15.  The Offering Agent's discount or
                                        commission.

                                   16.  Whether such Note is being sold to the
                                        Offering Agent as principal or to an
                                        investor or other purchaser through the
                                        Offering Agent acting as agent for the
                                        Company.

                                   17.  Such other information specified with
                                        respect to such Note (whether by
                                        Addendum or otherwise).

                              B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                              C.   The Trustee will complete the Certificated
                                   Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                                   1.   Certificated Note with the Offering
                                        Agent's confirmation, if traded on a
                                        principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

                                   2.   Stub 1 for Trustee.

                                   3.   Stub 2 for Offering Agent.

                                   4.   Stub 3 for the Company.

                              D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Money Markets Clearance, 55 Water Street, 3rd Floor Plaza Level, DTC New York Window, New York, New York 10041, Attention:
                                   Morna Noel, (212) 855-2403, telecopier: (212)
                                   855-2457; if to Banc One Capital Markets,
                                   Inc., to: Banc One Capital Markets, Inc., One Bank One Plaza, Suite IL 1-0595, 8th Floor, Chicago, IL 60670, Attention Investment Grade Securities; telecopier (312) 732-4773; if to U.S. Bancorp Piper Jaffray Inc., to: U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Tower, 111 S.W. Fifth Avenue, Suite 1900, Portland, Oregon 97204, Attention: Michael Malmquist, telecopier (503) 275-3490, and the Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the

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

                              Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                              E.   In the case of a Certificated Note sold
                                   through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                              F.   The Trustee will send Stub 3 to the Company.

Settlement Procedures
  Timetable:                  For offers to purchase Certificated Notes accepted
                              by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                              SETTLEMENT
                              PROCEDURE                   TIME
                              ----------                  ----
                                  A        11:00 a.m. on the trade date or
                                           within one hour following the trade

                                  B        12:00 noon on the trade date or
                                           within one hour following the trade

                                 C-D       2:15 p.m. on Settlement Date

                                  E        3:00 p.m. on Settlement Date

                                  F        5:00 p.m. on Settlement Date

Failure to Settle:            In the case of Certificated Notes sold through the
                              Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                              The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.




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